UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 28, 2010

STEVENS RESOURCES, INC.
(Name of Small Business Issuer in its charter)

NEVADA	333-163019	75-3250686
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer ID No.)

1818 West Francis, Ste. 196
Spokane, Washington 99205
Phone (509) 263.7442
 (Address and telephone number of principal executive offices)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2010, Stevens Resources, Inc. (the “Company”) accepted the resignation of Justin Miller as Corporate Secretary and subsequently appointed Fernando Olegário da Silva to serve as its Corporate Secretary effective immediately. Mr. Silva is twenty-one years old and within the past five years he has been involved with general management and assistance with a family owned tire store from 2005 to 2009.  He has also provided management assistance to Ticken Resturantes Ltda and Laboratorio RLX during this timeframe. For the past year Mr. Silva has been employed with Adega do Vinho Mirandopolis located in Sao Paulo, Brazil, providing management assistance.

There is no family relationship between Mr. Silva and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Silva had or will have a direct or indirect material interest.  As a condition of his appointment, Mr. Silva will receive no annual base salary.   Mr. Silva currently owns 17,000 common shares of the Company, which were purchased pursuant to the registration statement filed on November 10, 2009 by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stevens Resources, Inc. (Registrant)

Date: March 17, 2010
	By:	/s/ Justin Miller
Justin Miller
President Chief Executive Officer